UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2011

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.           Entry into a Material Definitive Agreement

On May 4, 2011, American Petro-Hunter Inc. (the “Company”) and Maxum Overseas Fund, a foreign institutional investor (“Maxum”), agreed to amend and restate that certain Convertible Debenture issued by the Company to Maxum, dated May 17, 2010, as amended, to increase the amount of funds the Company may draw from Maxum on an as-needed basis, to an aggregate principal amount of $1,800,000, and to provide that all funds advanced by Maxum will be secured by the equipment and the proceeds from the sale of oil, gas and other minerals of the Company (the “Amended and Restated Debenture”).

The Amended and Restated Debenture is attached to this report as Exhibit 10.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
No.	Description
10.1	Amended and Restated Debenture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: May 9, 2011	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer